Exhibit 99.1


Media contact:                              Media contact:
Michel' Philipp                             Robin J. Lampe
Phone: 785.575.1927                         Phone: 785.575.6468
FAX: 785.575.6399                           FAX: 785.575.6511
News@wstnres.com

Investor contact:                           Investor contact:
Jim Martin                                  Adam M. Goldston
Phone: 785.575.6549                         Phone: 310.258.6502
FAX: 785.575.8160                           FAX: 310.342.6382



PROTECTION ONE RECEIVES EXTENSION ON WAIVER FROM WESTAR CAPITAL


     TOPEKA, Kansas, and CULVER CITY, California, Jan. 14, 2000 - Protection One (NYSE:POI) today announced it has received from Westar Capital an extension of its covenant waiver, under its revolving credit facility, until January 31.

     Westar Capital and Protection One continue to negotiate terms and conditions of further waivers or amendments to the credit facility. The parties also continue to negotiate Westar Capital's proposal to acquire Protection One's Continental Europe operations and the terms of any such transaction.

     Westar Capital is an unregulated subsidiary of Western Resources (NYSE:WR), which owns approximately 85 percent of Protection One.

     For further discussion of Protection One's credit facility, see its quarterly report on Form 10-Q for the quarter ended September 30, 1999.

     Western Resources (NYSE: WR) is a consumer services company with interests in monitored services and energy. The company has total assets of more than $8 billion, including security company holdings through ownership of Protection One (NYSE: POI), which has more than 1.6 million security customers in North America and Europe. Its utilities, KPL and KGE, provide electric service to approximately 614,000 customers in Kansas. Through its ownership in ONEOK Inc. (NYSE: OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in the eighth largest natural gas distribution company in the nation, serving more than 1.4 million customers. For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wr.com.

     Protection One, one of the leading residential security alarm companies in the United States, provides monitoring and related security services to more than 1.6 million residential and commercial subscribers in North America and Europe.

     Forward-Looking Statements: Certain matters discussed in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe", "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations, or goals. Such statements address future events and conditions concerning the consummation of the possible asset sale and credit facility described in this press release, capital expenditures, earnings, litigation, rate and other regulatory matters, closing of the KCPL transaction, successful integration of Western Resources' and KCPL's businesses and achievement of anticipated cost savings, the outcome of accounting issues being reviewed by the SEC staff, possible corporate restructurings, mergers, acquisitions, dispositions, liquidity and capital resources, interest and dividend rates, year 2000 issue, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in nonregulated businesses, events in foreign markets in which investments have been made, and accounting matters. Our actual results may differ materially from those discussed here. See the company's and Protection One's 1998 Annual Report on Form 10-K and 10K/A, quarterly reports on Forms 10-Q and current reports on Form 8K for further discussion of factors affecting the company's and Protection One's performance. Western Resources disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this news release. Other risks and uncertainties are described in Protection One's 1998 Form 10-K/A filed with the Securities and Exchange Commission on June 2, 1999, and quarterly reports on Form 10-Q filed on May 17, 1999, August 16, 1999 and November 12, 1999. Protection One disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.